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                                                                    EXHIBIT 10.1




                              EMPLOYMENT AGREEMENT

         AGREEMENT made and entered into this 20th day of November, 1997, but as of the Effective Date hereinafter defined, by and between Sun Community Bancorp Limited (an Arizona corporation hereinafter referred to as "Corporation") and Joseph D. Reid (hereinafter referred to as "Employee");

         WHEREAS, the Corporation has retained the services of the Employee as chairman of the board, president and chief executive officer, and the Employee has accepted such employment; and

         WHEREAS, the parties desire to enter into this Agreement, which is intended to set forth in its entirety the terms and conditions of the employment relationship between the Corporation and the Employee; and

         WHEREAS, the board of directors of the Corporation has approved this Agreement as evidenced by the signature of the secretary of the board, who is authorized to enter into this Agreement with the Employee;

         NOW, THEREFORE, IT IS AGREED as follows:

         1. EMPLOYMENT. The Employee is employed to render such services to the Corporation as are customarily performed by the chairman of the board of directors, president and chief executive officer. It is recognized that this position is part-time.

         2. COMPENSATION. The Corporation shall pay the Employee during the term of this Agreement a salary of Twenty-five Thousand Dollars per annum per bank commencing on the effective date as hereinafter defined. The salary provided herein shall be payable in accordance with the periodic payment procedures for all employees of the Corporation. The Employee's salary shall be subject to the usual withholding taxes required with respect to compensation paid by a corporation to an employee. The Employee's salary shall be reviewed by the Corporation annually and may be increased, but not decreased, from time to time in such amounts as the Corporation in its absolute discretion may determine.

         3. DISCRETIONARY BONUSES. In addition to the salary provided for in
Section 2, the Employee shall be entitled to participate in discretionary bonuses as may be from time to time authorized and declared by the board of directors of the Corporation to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as
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declared by the board of directors.

         4. RETIREMENT, EMPLOYEE BENEFIT PLANS AND FRINGE BENEFITS. The Employee shall be eligible to participate in fringe benefits which may be or may later become applicable to the Corporation's executive employees, including but not limited to, the following: an Executive Supplemental Income Program, membership in various social, business and trade organizations; a reasonable expense account; the payment of reasonable expenses for attending annual and periodic meetings of trade associations and monthly meetings of the board of directors of the Corporation including a fixed lodging allowance of $600 per month per bank; use of a company automobile; and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this agreement.

         5. TERM. The initial term of employment under this Agreement shall be for a period of three (3) years, commencing on the Effective Date hereof. Beginning on the anniversary date of the commencement of the second year of this Agreement, its term shall be extended automatically for a period of one (1) year in addition to the then remaining years of this Agreement unless either the Corporation or the Employee gives contrary written notice to the other not less than 45 days in advance of the anniversary date of the Agreement. Each year thereafter this agreement shall be extended automatically for a period of one
(1) year. Reference in this Agreement or in any notice given hereunder to the term of this Agreement shall refer both to such initial term and to such extended terms.

         6. EFFECTIVE DATE. For the purpose of this Agreement, the "Effective Date" is the date upon which the Employee shall enter upon the performance of his duties, which is agreed to be January 1, 1998.

         7. STANDARDS. The Employee shall perform his duties under this Agreement in accordance with reasonable standards established from time to time by the board of directors of the Corporation.

         8. TERMINATION OF EMPLOYMENT.

             (a) The Employee's employment under this Agreement may be terminated at any time by the board of directors of the Corporation, with or without cause (as defined below). Any termination by the Corporation without cause shall not prejudice the Employee's right to receive compensation in accordance with Section 2 of this Agreement for one (1) year subsequent to the expiration of the term of this agreement as set forth in Section 5. The Employee shall
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         not, however, receive Severance Pay in the event of his retirement, death, or disability. The Employee shall have no right to receive Severance Pay or any other remuneration whatsoever under this Agreement for any period after voluntary termination or termination for cause. For purposes of this Agreement, for "cause" shall mean termination for any of the following reasons:

                           (i) Personal dishonesty materially affecting the
                  Corporation or any affiliate;

                           (ii) Willful misconduct;

                           (iii) Willful breach of a fiduciary duty involving
                  personal profit;

                           (vi) Intentional failure to perform stated duties;

                           (v) Willful violation of any law, rule, or regulation
                  relating to the operation of the Corporation or any of its affiliates;

                           (vi) The order of any court or supervising agency
                  with jurisdiction over the affairs of the Corporation or any subsidiary; or

                           (vii) The Employee's violation of any provision of
                  this Agreement.

                           (viii) Unauthorized acts outside the scope of
                  employment which tend to disparage the Corporation or lessen its good will.

                  (b) This Agreement may be terminated by the Employee at any time upon ninety (90) days' written notice to the Corporation or upon such shorter period as may be agreed upon between the Employee and the board of directors of the Corporation. In the event of such termination, the Corporation shall be obligated only to continue to pay the Employee's salary and provide the other benefits provided by this Agreement up to the date of the termination.

                  (c) In the event of the death of the Employee during the term of this Agreement, the Employee's estate shall be entitled to receive the salary due the Employee through the last day of the calendar month in which his death shall have occurred.

                  (d) If the Employee is temporarily prohibited from participating in the conduct of the Corporation's affairs at the request of or by the order of any court or supervising agency with jurisdiction over the Corporation, the Corporation's obligations under this Agreement shall
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         not terminate and the Employee shall be placed on administrative leave with or without pay in the discretion of the board of directors. If the charges in the proceeding out of which such request or order is issued mature into a permanent prohibition order, unless stayed by appropriate proceedings, the Corporation's obligations hereunder shall terminate as of the effective date of such permanent order.

                  (e) All obligations under this Agreement may be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Corporation:

                           (i) By the Federal Deposit Insurance Corporation
                  ("FDIC") at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Corporation or any affiliate; and

                           (ii) By the Federal Reserve Board ("FRB"), or any
                  other agency, at the time the FRB approves a supervisory merger to resolve problems related to the operation of the Corporation or any affiliate or when the Corporation is determined by the FRB to be in an unsafe or unsound condition.

         9. EMPLOYMENT OPTIONS. The Employee has been granted employment options. Each option shall expire on October 1, 2005. Each option, upon exercise, shall require the option holder to pay to the Corporation a price equivalent to the original price of each share of common stock that price being $14.00 per share.

         Options have been granted to the Employee in accordance with the following schedule:

                  September 1, 1995              20,000 options
                  September 1, 1996               5,000 options
                  September 1, 1997               5,000 options
                  September 1, 1998               5,000 options
                  September 1, 1999               5,000 options


         The total number of options issued in accordance with this provision shall equal 40,000. All options are vested as of September 1, 1995, but subject to a right of repurchase owing to the Corporation. In the event of termination of employment, the Corporation may repurchase those options set forth in the aforementioned schedule which have not matured, for a price of $.10 per option. On and after the date set forth above, the right of repurchase expires. As of the date of this agreement the right of repurchase has expired for all options through September 1, 1997.
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         The allocation of the foregoing options are to be non-dilutive to the recipient, therefore, in the event of a stock split, stock dividend or other reallocation of relative value per share, the number of options shall be adjusted so that the same pro rata portion of allocated options to total stock is maintained at the same relative value. This provision does not create a right to additional options in the event that the Corporation issues additional shares in exchange for additional contributions to capital.

         It is acknowledged and agreed that the Employee has received 30,000 options in accordance with his employment responsibilities with Valley First Community Bank. He shall be entitled to 30,000 options for each additional bank developed on behalf of the Corporation. Said options shall serve as partial compensation for his duties as an officer of the bank.

         10. SALE OF THE CORPORATION. Although not intended by either party, the sale of the Corporation during the term of employment is recognized as a possibility.

         In the event that the Corporation is sold to Capitol Bancorp Ltd., then, each of the options owing to the Employee shall be converted into options of Capitol Bancorp Ltd. applying the same ratio and to the same extent that stock of the Corporation is converted into stock of Capitol Bancorp.

         In the event that a sale is made to a third party, then, Employee shall receive an immediate bonus in a sum equal to two times his annual salary as stated in this Agreement.

         11. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party.

         12. NOTICES. Any notices under this Agreement shall be deemed given when in writing and delivered personally or sent by certified mail, postage prepaid, to the last known address of the party to whom notice is given. If sent by mail, notice shall be deemed given on the second day after mailing.

         13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         14. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.
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         15. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16. ARBITRATION. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         17. This agreement shall supersede the Employment Contract between the Employee and Bank of Tucson in total. In addition, this contract shall supersede the Employment Contract between the Employee and Valley First Community Bank in all respects excepting the Grant of Employment Options by the bank.
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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                        Employer:

                                        SUN COMMUNITY BANCORP LIMITED

                                        By
                                          --------------------------------------
                                        Richard N. Flynn, Secretary

                                        Employee:

                                        Joseph D. Reid, Chairman,
                                        ----------------------------------------
                                        President and Chief Executive Officer